UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2011

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 22, 2011, Core Molding Technologies, Inc. (the "Company") announced it has established Core Specialty Composites, LLC to support a significant new business venture operating in Warsaw, Kentucky.

The Company will lease 62,000 square feet of manufacturing space in Warsaw and will make a capital investment of approximately $1.7 million for equipment and technology to support the operation. Revenue for the new business is projected to be $5 to $8 million annually.

Item 9.01 Financial Statements and Exhibits.

All exhibits are furnished pursuant to Item 8.01

Exhibit 99.(a)
Press release announcing launch of new business and manufacturing plant in Warsaw, Kentucky.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

August 23, 2011	By:	Herman F. Dick, Jr

Name: Herman F. Dick, Jr
Title: Vice President, Secretary, Treasurer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.(a)	Press release